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                                                                    Exhibit 99.1

                              [LOGO]             Steel Dynamics, Inc:

Press Release                              6714 Pointe Inverness Way, Suite 200
April 6, 2004                                        Fort Wayne, IN  46804-7932
                                                             260.459.3553 Phone
                                                               260.969.3590 Fax
                                                          www.steeldynamics.com
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Steel Dynamics Forecasts Strong 2004 Performance

FORT WAYNE, INDIANA, April 6, 2004 - (NASDAQ: STLD). At a presentation before a meeting of the New York Metals Analyst Group in New York City today, Keith E. Busse, President and Chief Executive Officer of Steel Dynamics, Inc., expressed confidence that continued strong market demand and better than anticipated contributions from the company's growth initiatives, point to record earnings in 2004 on a fully diluted basis.

In spite of a volatile scrap market that has seen scrap prices for No. 1 factory bundles recede some $35 to $40 within the past two weeks, after reaching a record $300-plus in March, Mr. Busse downplayed the impact of scrap surcharges on results and emphasized that his 2004 positive outlook is a function of his assessment of overall supply/demand market conditions and the fact that the company's expansion projects are yielding positive results more rapidly than anticipated.

Busse stated that when the company formally announced its scrap surcharge program in February, it clarified that this temporary measure, which was instituted with reluctance, was simply intended to neutralize the wild swings in a runaway scrap market and would rise or fall in relationship to that market. Following higher than anticipated steel demand in the first quarter, the company is seeing continued strong demand. The order book is strong in the second quarter, and Busse believes that as the year progresses, steel demand will remain robust in a continued economic recovery. As a result, Steel Dynamics should see continued strong profits throughout the remainder of the year, as shipping volume continues to increase and price levels remain favorable.

The investments that the company has made in new production facilities over the past several years has now begun to pay off, according to Busse. The Structural and Rail Division, in its second full year of operation, is expected to make a significant contribution to profits, and the new Bar Products Division which started up at the end of 2003 is expected to be profitable before the end of 2004. The Flat Roll Division, which continues to perform extremely well, is benefiting from the profitable start-ups of its new paint line and the third galvanizing line at Jeffersonville. New Millennium Building Systems is experiencing stronger sales and is expected to be profitable this year as well. In addition, both iron-making projects hold great promise for the future, helping to alleviate scrap resource pressures, as well as potentially provide additional meaningful profitability to the company.

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Contact:  Fred Warner, Investor Relations Manager,
          (260) 969-3564 or fax (260) 969-3590
          f.warner@steeldynamics.com

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Forward Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel marketplace, Steel Dynamics' revenue growth, costs of raw materials, future profitability, the timing of construction and operation of new or existing facilities, and the extent and timing of introduction and customer acceptance of new products. These statements are intended to be made as "forward-looking," subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.

We refer you to SDI's detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K and in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov, and on the Steel Dynamics Web site, www.steeldynamics.com.

Contact:  Fred Warner, Investor Relations Manager
          (260) 969-3564 or fax (260) 969-3590
          f.warner@steeldynamics.co